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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-52691, 33-30756-02, 33-58187, 333-02873 and 333-65424), Form S-4 (No. 333-09519) and Form S-3 (Nos. 33-33682, 33-62496, 333-49227 and 333-65444) of Bristol-Myers Squibb Company of our report dated January 24, 2002, except as to the fifth paragraph under the BUSPAR* Litigation discussion in Note 18 which is as of February 14, 2002 and as to the second paragraph in Note 7 which is as of March 5, 2002 and as to the second paragraph under the VANLEV* Litigation discussion in Note 18 which is as of March 25, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
New York, New York
April 1, 2002

E-4-1

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CONSENT OF INDEPENDENT ACCOUNTANTS